UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2024
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LEONARDO DRS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-41565	13-2632319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2345 Crystal Drive
Suite 1000
Arlington, Virginia 22202
(Address of principal executive offices)
(703) 416-8000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	DRS	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.
On December 30, 2024, Leonardo US Holding, LLC, the majority stockholder of Leonardo DRS, Inc. (the "Company") under the proxy agreement (as such agreement may be amended, restated, modified or supplemented from time to time, the "Proxy Agreement"), by and between the Company, the proxy holders, Leonardo US Holding, LLC, Leonardo Società per azioni and the United States Department of Defense, extended the term of, and reappointed, Frances F. Townsend and Kenneth J. Krieg as proxy holder directors to the board of directors (the "Board") of the Company. The appointment is effective January 1, 2025, as approved by the Defense Counterintelligence and Security Agency. Each of Ms. Townsend's and Mr. Krieg’s term as a proxy holder director was due to expire on December 31, 2024. Ms. Townsend and Mr. Krieg were reappointed each as a Class B proxy holder director through December 31, 2027, or their earlier resignation or removal.
Ms. Townsend and Mr. Krieg were each elected to the Board at the Company’s Annual Meeting of Stockholders held on May 15, 2024 and will stand for reelection at the Company’s 2025 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEONARDO DRS, INC.
(Registrant)

Date: December 30, 2024	By:	/s/ Mark A. Dorfman
Mark A. Dorfman
Executive Vice President, General Counsel and Secretary